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                                  Exhibit 99.2

Mastech Implements Share Repurchase Program

PITTSBURGH, Sept. 13 /PRNewswire/ -- Mastech Corporation (Nasdaq: MAST - news),
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a leading global provider of information technology services, today announced that the Board of Directors approved a stock repurchase plan for up to 3,000,000 shares or approximately 6% of the total outstanding shares of the Company. The Company stated that repurchases of its common stock may occur from time to time, as deemed appropriate by the Company, in the open market or through privately negotiated transactions funded through cash on hand.

Commenting on the stock repurchase plan, Sunil Wadhwani, Co-Chairman and Chief Executive Officer stated, "At the present price-earnings multiple, Mastech stock is clearly undervalued given our strategic positioning in high growth areas like e-business, data warehousing, customer relationship and supply chain management."

About Mastech

Mastech Corporation (Nasdaq: MAST - news) is a global provider of high value
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information technology services including e-business solutions, enterprise solutions implementation, network services, customer relationship and supply chain management solutions and applications design, development and maintenance. With over 5,500 professionals worldwide, Mastech delivers its services to more than 1,000 clients through 36 offices in North America, Europe, Asia, Australia, and Africa. For more information on Mastech, visit http://www.mastech.com.
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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 1999.